Assured Guaranty Ltd.
September 30, 2013
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) developments in the world’s financial and capital markets, including changes in interest and foreign exchange rates, that adversely affect the demand for the Company's insurance, issuers’ payment rates, Assured Guaranty’s loss experience, its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees), its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of rating agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses impacting the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) failure of Assured Guaranty to realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions through loan putbacks, settlement negotiations or litigation; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition, including from new entrants into the financial guaranty industry; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating income reconciliation:
Operating income	$117	$166	$475	$351
Plus after-tax adjustments:
Realized gains (losses) on investments	(3)	0	18	(5)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	233	(37)	(173)	(394)
Fair value gains (losses) on committed capital securities	5	(2)	(3)	(8)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense ("LAE") reserves	10	4	(4)	14
Effect of consolidating financial guaranty variable interest entities ("FG VIEs")	22	11	146	78
Net income (loss)	$384	$142	$459	$36

Earnings per diluted share:
Operating income	$0.64	$0.85	$2.51	$1.85
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.01)	0.00	0.10	(0.02)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	1.26	(0.19)	(0.92)	(2.08)
Fair value gains (losses) on committed capital securities	0.03	(0.01)	(0.01)	(0.04)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.06	0.02	(0.02)	0.07
Effect of consolidating FG VIEs	0.11	0.06	0.77	0.41
Net income (loss)	$2.09	$0.73	$2.43	$0.19

Effective tax rate on operating income	28.1%	22.5%	27.2%	24.2%
Effective tax rate on net income	28.2%	20.6%	29.7%	3.7%

Return on equity ("ROE") calculations (1):
ROE, excluding unrealized gain (loss) on investment portfolio	34.3%	12.9%	13.3%	1.1%
Operating ROE	7.8%	11.8%	10.7%	8.6%

New business:
Gross par written	$2,615	$3,189	$6,485	$12,775
Present value of new business production ("PVP") (2)	$40	$35	$74	$141

			As of
			September 30,	December 31,
Other information:			2013	2012
Net debt service outstanding			$709,643	$780,356
Net par outstanding			473,370	518,772
Claims paying resources (3)			12,023	12,328

1) Quarterly and year-to-date ROE calculations represent annualized returns.

2) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3) See page 7 for additional detail on claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Net earned premiums	$159	$222	$570	$635
Net investment income	99	102	286	301
Net realized investment gains (losses)	(7)	2	23	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	24	2	(44)	(78)
Net unrealized gains (losses)	330	(38)	(120)	(388)
Net change in fair value of credit derivatives	354	(36)	(164)	(466)
Fair value gains (losses) on committed capital securities	9	(2)	(4)	(12)
Fair value gains (losses) on FG VIEs	40	34	253	161
Other income	16	16	(5)	112
Total revenues	670	338	959	731

Expenses:
Loss and loss adjustment expenses	55	86	69	446
Amortization of deferred acquisition costs	4	4	8	14
Interest expense	21	21	63	71
Other operating expenses	54	48	166	163
Total expenses	134	159	306	694

Income (loss) before income taxes	536	179	653	37
Provision (benefit) for income taxes	152	37	194	1
Net income (loss)	$384	$142	$459	$36

Less after-tax adjustments:
Realized gains (losses) on investments	(3)	0	18	(5)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	233	(37)	(173)	(394)
Fair value gains (losses) on committed capital securities	5	(2)	(3)	(8)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	10	4	(4)	14
Effect of consolidating FG VIEs	22	11	146	78
Operating income	$117	$166	$475	$351

Weighted average shares outstanding
Basic shares outstanding	182.9	194.0	188.2	187.6
Diluted shares outstanding (1)	183.9	194.7	189.1	189.3
Shares outstanding at the end of period	182.2	194.0

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$40	$73	$199	$178
Realized gains (losses) and other settlements from CDS terminations	0.1	0.4	14.8	1.3
Operating income effect	26	47	131	118
Operating income per diluted share effect	0.14	0.24	0.68	0.62

1)
Non-GAAP diluted shares outstanding were 183.9 million and 194.7 million for the three months ended September 30, 2013 and 2012, respectively, and 189.1 million and 189.3 million for the six months ended September 30, 2013 and 2012, respectively.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions) (1 of 2)

	Three Months Ended				Three Months Ended
	September 30, 2013				September 30, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$159	$(14)	(1)	$173	$222	$(17)	(1)	$239
Net investment income	99	2	(1)	97	102	4	(1)	98
Net realized investment gains (losses)	(7)	(5)	(2)	(2)	2	0	(2)	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	24	24		—	2	2		—
Net unrealized gains (losses)	330	330		—	(38)	(38)		—
Credit derivative revenues	—	(25)		25	—	(33)		33
Net change in fair value of credit derivatives	354	329	(3)	25	(36)	(69)	(3)	33
Fair value gains (losses) on committed capital securities	9	9	(4)	—	(2)	(2)	(4)	—
Fair value gains (losses) on FG VIEs	40	40	(1)	—	34	34	(1)	—
Other income	16	12	(5)	4	16	1	(5)	15
Total revenues	670	373		297	338	(49)		387

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	55	(10)	(1)	65	86	(3)	(1)	89
Credit derivatives	—	9	(3)	(9)	—	(11)	(3)	11
Amortization of deferred acquisition costs	4	—		4	4	—		4
Interest expense	21	—		21	21	—		21
Other operating expenses	54	—		54	48	—		48
Total expenses	134	(1)		135	159	(14)		173

Income (loss) before income taxes	536	374		162	179	(35)		214
Provision (benefit) for income taxes	152	107	(6)	45	37	(11)	(6)	48
Net income (loss)	$384	$267		$117	$142	$(24)		$166

1)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions) (2 of 2)

	Nine Months Ended				Nine Months Ended
	September 30, 2013				September 30, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$570	$(47)	(1)	$617	$635	$(50)	(1)	$685
Net investment income	286	1	(1)	285	301	10	(1)	291
Net realized investment gains (losses)	23	27	(2)	(4)	0	(6)	(2)	6
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(44)	(44)		—	(78)	(78)		—
Net unrealized gains (losses)	(120)	(120)		—	(388)	(388)		—
Credit derivative revenues	—	(93)		93	—	(96)		96
Net change in fair value of credit derivatives	(164)	(257)	(3)	93	(466)	(562)	(3)	96
Fair value gains (losses) on committed capital securities	(4)	(4)	(4)	—	(12)	(12)	(4)	—
Fair value gains (losses) on FG VIEs	253	253	(1)	—	161	161	(1)	—
Other income	(5)	(10)	(5)	5	112	10	(5)	102
Total revenues	959	(37)		996	731	(449)		1,180

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	69	(25)	(1)	94	446	(14)	(1)	460
Credit derivatives	—	(13)	(3)	13	—	(9)	(3)	9
Amortization of deferred acquisition costs	8	—		8	14	—		14
Interest expense	63	—		63	71	—		71
Other operating expenses	166	—		166	163	—		163
Total expenses	306	(38)		344	694	(23)		717

Income (loss) before income taxes	653	1		652	37	(426)		463
Provision (benefit) for income taxes	194	17	(6)	177	1	(111)	(6)	112
Net income (loss)	$459	$(16)		$475	$36	$(315)		$351

1)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2013	2012
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,873	$10,056
Short-term investments, at fair value	761	817
Other invested assets	126	212
Total investment portfolio	10,760	11,085

Cash	106	138
Premiums receivable, net of ceding commissions payable	906	1,005
Ceded unearned premium reserve	480	561
Deferred acquisition costs	125	116
Reinsurance recoverable on unpaid losses	59	58
Salvage and subrogation recoverable	275	456
Credit derivative assets	106	141
Deferred tax asset, net	767	721
FG VIE assets, at fair value	2,515	2,688
Other assets	255	273
Total assets	$16,354	$17,242

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,676	$5,207
Loss and loss adjustment expense reserve	601	601
Reinsurance balances payable, net	160	219
Long-term debt	819	836
Credit derivative liabilities	2,027	1,934
FG VIE liabilities with recourse, at fair value	1,828	2,090
FG VIE liabilities without recourse, at fair value	1,047	1,051
Other liabilities	362	310
Total liabilities	11,520	12,248

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,471	2,724
Retained earnings	2,151	1,749
Accumulated other comprehensive income	206	515
Deferred equity compensation	4	4
Total shareholders' equity	4,834	4,994
Total liabilities and shareholders' equity	$16,354	$17,242

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	September 30, 2013		December 31, 2012
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$4,834	$26.53	$4,994	$25.74
Less after-tax adjustments:
Effect of consolidating FG VIEs	(209)	(1.14)	(348)	(1.79)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,192)	(6.55)	(988)	(5.09)
Fair value gains (losses) on committed capital securities	20	0.11	23	0.12
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	175	0.96	477	2.45
Operating shareholders' equity	6,040	33.15	5,830	30.05
After-tax adjustments:
Less: Deferred acquisition costs	162	0.89	165	0.85
Plus: Net present value of estimated net future credit derivative revenue	173	0.95	220	1.14
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,978	16.34	3,266	16.83
Adjusted book value	$9,029	$49.55	$9,151	$47.17

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims Paying Resources
(dollars in millions)

	As of September 30, 2013
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.(2)	Assured Guaranty Re Ltd. (3)	Eliminations(4)	Consolidated
Claims paying resources
Policyholders' surplus	$1,741	$708	$491	$1,039	$(791)	$3,188
Contingency reserve(1)(2)	1,717	1,110	308	—	(308)	2,827
Qualified statutory capital	3,458	1,818	799	1,039	(1,099)	6,015
Unearned premium reserve(1)(2)	1,902	740	691	938	(691)	3,580
Loss and LAE reserves (5) (6)	220	184	—	289	—	693
Total policyholders' surplus and reserves	5,580	2,742	1,490	2,266	(1,790)	10,288
Present value of installment premium(1)(6)	409	282	6	209	(6)	900
Standby line of credit/stop loss	200	200	—	—	—	400
Excess of loss reinsurance facility	435	435	—	—	(435)	435
Total claims paying resources (including MAC adjustment for AGM and AGC)	6,624	3,659	1,496	2,475	(2,231)	12,023
Adjustment for MAC	908	588	—	—	(1,496)	—
Total claims paying resources (excluding MAC adjustment for AGM and AGC)	$5,716	$3,071	$1,496	$2,475	$(735)	$12,023

Statutory net par outstanding (7)	$170,138	$61,260	$99,521	$113,910	$4,966	$449,795
Equity method adjustment (8)	60,409	39,112	—	—	(99,521)	—
Adjusted statutory net par outstanding (7)	$230,547	$100,372	$99,521	$113,910	$(94,555)	$449,795

Net debt service outstanding (7)	$256,802	$87,141	$149,849	$180,623	$9,825	$684,240
Equity method adjustment (8)	90,958	58,891	—	—	(149,849)	—
Adjusted net debt service outstanding (7)	$347,760	$146,032	$149,849	$180,623	$(140,024)	$684,240

Ratios:
Adjusted net par outstanding to qualified statutory capital	67:1	55:1	125:1	110:1	N/A	75:1
Capital ratio (9)	101:1	80:1	188:1	174:1	N/A	114:1
Financial resources ratio (10)	53:1	40:1	100:1	73:1	N/A	57:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). See footnote 2 below for additional detail.

2)
Assured Guaranty US Holdings Inc. acquired Municipal and Infrastructure Assurance Corporation, which it has renamed MAC, from Radian Asset Assurance Inc. (Radian) in May 2012. In July 2013, Municipal Assurance Holdings Inc. (MAC Holdings) was formed to own 100% of MAC's outstanding stock. AGM and AGC subscribed for 60.7% and 39.3% of the MAC Holdings outstanding stock. In July 2013, MAC was launched as a new US municipal only bond insurance company with $1.5 billion in claims-paying resources and capitalized to approximately $800 million through cash and securities.

3)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

4)
In 2009, AGC issued a $300 million note payable to AGM. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related intercompany cessions from AGM and AGC to MAC.

5)	Reserves are reduced by approximately $0.8 billion for benefit related to representation and warranty recoverables.

6)	Includes financial guaranty insurance and credit derivatives.

7)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

8)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

9)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

10)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims paying resources (including MAC adjustment for AGM and AGC).

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
New business production analysis:
PVP
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$22
Other	24	30	55	107
Public finance - non-U.S.	13	—	13	1
Structured finance - U.S.	3	5	6	11
Structured finance - non-U.S.	—	—	—	—
Total PVP	$40	$35	$74	$141

Reconciliation of PVP to Gross premiums written ("GPW"):

PVP of financial guaranty insurance	$40	$35	$74	$141
Less: financial guaranty installment premium PVP	18	5	19	12
Total: financial guaranty upfront gross written premiums	22	30	55	129
Plus: financial guaranty installment GWP (1)	4	(5)	10	15
Total GWP	$26	$25	$65	$144

Financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$1,797
Other	2,072	3,007	5,928	10,723
Public finance - non-U.S.	270	—	270	35
Structured finance - U.S.	273	182	287	220
Structured finance - non-U.S.	—	—	—	—
Total	$2,615	$3,189	$6,485	$12,775

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$767	A-	$3,006	A-
Tax backed	472	A	1,028	A
Municipal utilities	357	A-	983	A-
Transportation	310	BBB+	641	A-
Healthcare	53	BBB+	111	BBB+
Higher education	51	A-	82	A-
Infrastructure finance	62	A	77	A
Total U.S. public finance	2,072	A-	5,928	A-
Non-U.S. public finance:
Total non-U.S. public finance	270	BBB-	270	BBB-
Total public finance	$2,342	A-	$6,198	A-

U.S. structured finance:
Commercial receivables	273	AA	273	AA
Other structure finance	—	—	14	A-
Total U.S. structured finance	273	AA	287	AA
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	$273	AA	$287	AA

Total gross par written	$2,615	A-	$6,485	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13	3Q-13	2012	2013
PVP:
Public finance - U.S.:
Assumed from Radian	$22	$—	$—	$—	$—	$—	$—	$22	$—
Other	30	47	30	37	16	15	24	107	55
Public finance - non-U.S.	—	1	—	—	—	—	13	1	13
Structured finance - U.S.	4	2	5	32	2	1	3	11	6
Structured finance - non-U.S.	—	—	—	—	—	—	—	—	—
Total PVP	$56	$50	$35	$69	$18	$16	$40	$141	$74

Reconciliation of PVP to Gross premiums written ("GPW"):

Total PVP of financial guarantee insurance	$56	$50	$35	$69	$18	$16	$40	$141	$74
Less: financial guaranty installment premium PVP	4	3	5	33	1	—	18	12	19
Total: financial guaranty upfront GWP	52	47	30	36	17	16	22	129	55
Plus: financial guaranty installment GWP (1)	36	(16)	(5)	73	—	6	4	15	10
Total GWP	$88	$31	$25	$109	$17	$22	$26	$144	$65

Financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$1,797	$—	$—	$—	$—	$—	$—	$1,797	$—
Other	3,046	4,670	3,007	3,641	1,580	2,276	2,072	10,723	5,928
Public finance - non-U.S.	—	35	—	—	—	—	270	35	270
Structured finance - U.S.	38	—	182	400	14	—	273	220	287
Structured finance - non-U.S.	—	—	—	—	—	—	—	—	—
Total	$4,881	$4,705	$3,189	$4,041	$1,594	$2,276	$2,615	$12,775	$6,485

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2013
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$444	1.98%	1.36%	$455	$9
Agency obligations	240	3.82%	3.15%	262	9
Foreign government securities	292	2.51%	1.65%	305	7
Obligations of states and political subdivisions	3,768	4.01%	3.79%	3,903	151
Insured obligations of state and political subdivisions (2)(4)	1,279	4.67%	4.41%	1,346	60
Corporate securities	1,308	3.87%	3.00%	1,345	51
Mortgage-backed securities ("MBS") (3):
Residential MBS ("RMBS") (4)	1,286	6.23%	4.61%	1,213	80
Commercial MBS ("CMBS")	507	3.83%	3.25%	523	19
Asset-backed securities	592	5.44%	3.65%	614	32
Total fixed maturity securities	9,716	4.31%	3.64%	9,966	418
Short-term investments	760	0.02%	0.01%	760	0
Cash (5)	105	—%	—%	105	—
Total	$10,581	4.00%	3.38%	$10,831	$418

Less: FG VIEs	127	10.21%	6.64%	91	13

Total	$10,454	3.92%	3.34%	$10,740	$405

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$455	4.6%
Agency obligations	262	2.6%
AAA/Aaa	1,470	14.8%
AA/Aa	5,027	50.4%
A/A	1,779	17.8%
BBB	100	1.0%
Below investment grade ("BIG") (7)	873	8.8%
Total fixed maturity securities, available-for-sale	9,966	100.0%

Less: FG VIEs	(93)

Total fixed maturity securities, available-for-sale	$9,873

Duration of fixed maturity securities and short-term investments (in years):		5.0

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average A+. Includes fair value of $321 million insured by AGC and AGM.

3)	Includes fair value of $193 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies ("loss mitigation bonds") which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,149 million in par with carrying value of $873 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization (5)	Estimated Ending Net Debt Service Outstanding (5)	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2013 (as of September 30)		$709,643
2013 Q4	$14,946	694,697	$124	$6	$130	$19	$149
2014	63,205	631,492	465	22	487	68	555
2015	58,511	572,981	400	21	421	46	467
2016	46,955	526,026	351	20	371	33	404
2017	45,013	481,013	313	18	331	23	354

2013-2017	228,630	481,013	1,653	87	1,740	189	1,929
2018-2022	157,855	323,158	1,193	70	1,263	52	1,315
2023-2027	126,938	196,220	753	46	799	31	830
2028-2032	89,743	106,477	455	27	482	25	507
After 2032	106,477	—	427	21	448	30	478
Total	$709,643		$4,481	$251	$4,732	$327	$5,059

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2013. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $202 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

5)	Amount is shown net of loss mitigation bonds.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2013 (as of September 30)						$77,255
2013 Q4	$1,721	$636	$73	$598	$3,028	74,227
2014	13,682	2,655	433	1,455	18,225	56,002
2015	11,003	2,470	235	1,996	15,704	40,298
2016	6,135	2,148	137	1,792	10,212	30,086
2017	8,480	1,228	68	1,530	11,306	18,780

2013-2017	41,021	9,137	946	7,371	58,475	18,780
2018-2022	1,680	3,717	318	3,339	9,054	9,726
2023-2027	485	951	277	1,864	3,577	6,149
2028-2032	395	269	579	703	1,946	4,203
After 2032	1,928	446	612	1,217	4,203	—
Total structured finance	$45,509	$14,520	$2,732	$14,494	$77,255

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2013 (as of September 30)		$396,115
2013 Q4	$6,759	389,356
2014	25,513	363,843
2015	24,807	339,036
2016	20,033	319,003
2017	18,177	300,826

2013-2017	95,289	300,826
2018-2022	83,980	216,846
2023-2027	78,564	138,282
2028-2032	60,322	77,960
After 2032	77,960	—
Total public finance	$396,115

Net par outstanding (end of period)

	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13	3Q-13
Public finance - U.S.	$416,499	$409,877	$399,176	$387,929	$378,418	$371,020	$361,203
Public finance - non-U.S.	39,913	38,769	38,720	37,540	35,067	33,700	34,912
Structured finance - U.S.	87,361	82,893	77,893	74,535	70,129	65,159	62,584
Structured finance - non-U.S.	21,979	19,935	19,070	18,768	17,092	15,915	14,671
Net par outstanding (excluding loss mitigation bonds)	565,752	551,474	534,859	518,772	500,706	485,794	473,370
Loss mitigation bonds	1,346	1,460	1,534	1,121	1,111	1,195	1,297
Net par outstanding (including loss mitigation bonds)	$567,098	$552,934	$536,393	$519,893	$501,817	$486,989	$474,667

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of September 30, 2013
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2013 Q4	$13	$12
2014	58	43
2015	54	40
2016	45	34
2017	39	29

2013-2017	209	158
2018-2022	128	103
2023-2027	68	54
2028-2032	39	30
After 2032	38	28
Total expected PV of net expected loss to be expensed	482	373
Discount	471	421
Total future value	$953	$794

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 4.36% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2013				December 31, 2012
	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating
U.S. public finance:
General obligation	$158,972	$—	$158,972	A+	$169,985	$—	$169,985	A+
Tax backed	68,608	34	68,574	A+	73,787	38	73,749	A+
Municipal utilities	58,363	—	58,363	A	62,116	—	62,116	A
Transportation	31,189	—	31,189	A	33,799	—	33,799	A
Healthcare	16,635	—	16,635	A	17,838	—	17,838	A
Higher education	14,336	—	14,336	A	15,770	—	15,770	A+
Infrastructure finance	4,105	—	4,105	BBB	4,210	—	4,210	BBB
Housing	3,608	—	3,608	A+	4,633	—	4,633	AA-
Investor-owned utilities	1,024	—	1,024	A-	1,069	—	1,069	A-
Other public finance	4,397	—	4,397	A	4,760	—	4,760	A
Total U.S. public finance	361,237	34	361,203	A	387,967	38	387,929	A
Non-U.S. public finance:
Infrastructure finance	14,857	—	14,857	BBB	15,812	—	15,812	BBB
Regulated utilities	11,216	—	11,216	BBB+	12,494	—	12,494	BBB+
Pooled infrastructure	3,177	—	3,177	AA-	3,200	—	3,200	AA-
Other public finance	5,662	—	5,662	A	6,034	—	6,034	A
Total non-U.S. public finance	34,912	—	34,912	BBB+	37,540	—	37,540	BBB+
Total public finance	$396,149	$34	396,115	A	$425,507	$38	$425,469	A

U.S. structured finance:
Pooled corporate obligations	$33,974	$—	$33,974	AAA	$41,886	$—	41,886	AAA
RMBS	15,362	842	14,520	BB+	17,827	792	17,035	BB+
CMBS and other commercial real estate related exposures	3,994	—	3,994	AAA	4,247	—	4,247	AAA
Insurance securitizations	3,363	300	3,063	A-	3,113	170	2,943	BBB+
Financial products	2,732	—	2,732	AA-	3,653	—	3,653	AA-
Consumer receivables	2,223	—	2,223	BBB	2,369	—	2,369	BBB+
Commercial receivables	969	—	969	A	1,025	—	1,025	BBB+
Structured credit	184	121	63	BB	319	121	198	B
Other structured finance	1,046	—	1,046	A-	1,179	—	1,179	BBB+
Total U.S. structured finance	63,847	1,263	62,584	AA-	75,618	1,083	74,535	AA-

Non-U.S. structured finance:
Pooled corporate obligations	11,535	—	11,535	AAA	14,813	—	14,813	AAA
Commercial receivables	1,308	—	1,308	BBB+	1,463	—	1,463	A-
RMBS	1,162	—	1,162	AA-	1,424	—	1,424	AA-
Structured credit	288	—	288	BBB	591	—	591	BBB
CMBS and other commercial real estate related exposures	—	—	—	—	100	—	100	AAA
Other structured finance	378	—	378	AAA	377	—	377	AAA
Total non-U.S. structured finance	14,671	—	14,671	AA+	18,768	—	18,768	AA+
Total structured finance	$78,518	$1,263	$77,255	AA-	$94,386	$1,083	$93,303	AA-

Total	$474,667	$1,297	$473,370	A	$519,893	$1,121	$518,772	A+

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2013
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,169	1.2%	$1,711	4.9%	$34,924	55.8%	$10,125	69.0%	$50,929	10.8%
AA	112,319	31.1%	488	1.4%	9,438	15.1%	590	4.0%	122,835	25.9%
A	197,403	54.6%	9,358	26.8%	2,587	4.1%	797	5.5%	210,145	44.4%
BBB	42,684	11.8%	21,729	62.2%	4,329	6.9%	2,162	14.7%	70,904	15.0%
BIG	4,628	1.3%	1,626	4.7%	11,306	18.1%	997	6.8%	18,557	3.9%
Net Par Outstanding (excluding loss mitigation bonds)	$361,203	100.0%	$34,912	100.0%	$62,584	100.0%	$14,671	100.0%	$473,370	100.0%

Loss Mitigation Bonds	34		—		1,263		—		1,297
Net Par Outstanding (including loss mitigation bonds)	$361,237		$34,912		$63,847		$14,671		$474,667

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2013
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	% of Total
U.S.:
Public finance
California	$53,431	$34	$53,397	11.3%
New York	29,401	—	29,401	6.2%
Pensylvania	29,153	—	29,153	6.2%
Texas	27,761	—	27,761	5.9%
Illinois	24,738	—	24,738	5.2%
Florida	22,523	—	22,523	4.8%
New Jersey	14,938	—	14,938	3.2%
Michigan	14,613	—	14,613	3.1%
Georgia	9,517	—	9,517	2.0%
Ohio	9,428	—	9,428	2.0%
Other states	125,734	—	125,734	26.6%
Total public finance	361,237	34	361,203	76.5%
Structured finance (multiple states)	63,847	1,263	62,584	13.2%
Total U.S.	425,084	1,297	423,787	89.7%

Non-U.S.:
United Kingdom	21,427	—	21,427	4.5%
Australia	6,267	—	6,267	1.3%
Canada	3,985	—	3,985	0.8%
France	3,659	—	3,659	0.8%
Italy	1,878	—	1,878	0.4%
Other	12,367	—	12,367	2.5%
Total non-U.S.	49,583	—	49,583	10.3%

Total net par outstanding	$474,667	$1,297	$473,370	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2013
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Public finance	$—	$—	$—	$1,020	$101	$271	$1,392
Infrastructure finance	—	417	24	85	96	171	793
Total sovereign and sub-sovereign exposure	—	417	24	1,105	197	442	2,185
Non-sovereign exposure:
Regulated utilities	—	—	—	229	—	—	229
RMBS	—	220	142	314	—	—	676
Commercial receivables	—	0	9	62	14	2	87
Pooled corporate obligations	17	—	103	168	15	502	805
Total non-sovereign exposure	17	220	254	773	29	504	1,797
Total	$17	$637	$278	$1,878	$226	$946	$3,982

Total BIG	$—	$599	$7	$1	$113	$425	$1,145

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $142 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2013
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$37,714	83.7%	29.9%	30.7%
AA	1,999	4.4%	39.4%	33.9%
A	659	1.5%	46.2%	46.8%
BBB	2,197	4.9%	38.5%	32.5%
BIG	2,510	5.5%	35.2%	19.3%
Total exposures	$45,079	100.0%	31.3%	30.5%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$23,704	52.5%	31.2%	33.1%	AAA
Synthetic investment grade pooled corporates	9,716	21.6%	21.6%	19.7%	AAA
Market value CDOs of corporates	3,112	6.9%	31.2%	31.9%	AAA
Synthetic high yield pooled corporates	2,690	6.0%	47.2%	41.1%	AAA
Trust preferred
Banks and insurance	2,655	5.9%	45.9%	38.9%	BBB
U.S. mortgage and real estate investment trusts	1,672	3.7%	50.1%	34.9%	BB
European mortgage and real estate investment trusts	837	1.9%	36.8%	31.8%	BBB-
Other pooled corporates	693	1.5%	0.0%	0.0%	BBB-
Total exposures	$45,079	100.0%	31.3%	30.5%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of September 30, 2013
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$0	$23	$229	$4	$2,260	$2,517
AA	102	102	108	418	326	1,712	2,768
A	1	0	9	18	26	99	154
BBB	39	—	269	528	25	282	1,143
BIG	417	150	1,955	2,801	633	1,983	7,938
Total exposures	$561	$252	$2,365	$3,993	$1,014	$6,335	$14,520

Distribution of U.S. RMBS by Year Insured(1) and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$24	$1	$196	$88	$31	$1,275	$1,615
2005	163	—	576	538	46	205	1,527
2006	95	52	717	324	86	2,588	3,862
2007	278	199	875	1,990	794	2,194	6,330
2008	—	—	—	1,054	58	74	1,186
Total exposures	$561	$252	$2,365	$3,993	$1,014	$6,335	$14,520

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,008	$131	$52	$93	$332	$1,615
2005	106	180	2	96	1,144	1,527
2006	1,317	1,241	59	195	1,049	3,862
2007	9	1,158	41	760	4,362	6,330
2008	77	58	—	—	1,051	1,186
Total exposures	$2,517	$2,768	$154	$1,143	$7,938	$14,520

% of Total	17.3%	19.1%	1.1%	7.8%	54.7%	100.0%

1)	Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding, and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (1 of 2)
As of September 30, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$161	23.9%	5.2%	2.5%	12.4%	6
2006	95	47.3%	8.4%	0.8%	17.8%	1
2007	278	34.7%	3.2%	6.5%	19.1%	1
2008	—	—%	—%	—%	—%	—
Total	$534	33.7%	4.7%	4.3%	16.8%	8

U.S. Closed End Seconds

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$—	—%	—%	—%	—%	—
2006	43	10.9%	—%	60.6%	5.0%	1
2007	199	12.7%	—%	69.8%	5.9%	8
2008	—	—%	—%	—%	—%	—
Total	$242	12.4%	—%	68.2%	5.7%	9

U.S. HELOC

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$536	11.5%	3.3%	18.7%	5.3%	5
2006	701	20.4%	4.2%	38.5%	3.7%	7
2007	875	25.5%	2.0%	40.0%	3.7%	8
2008	—	—%	—%	—%	—%	—
Total	$2,112	20.2%	3.0%	34.1%	4.1%	20

U.S. Alt-A First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$536	24.8%	8.7%	7.5%	17.9%	20
2006	324	30.9%	0.0%	21.8%	37.4%	7
2007	1,990	38.3%	1.2%	17.2%	28.1%	12
2008	1,054	36.5%	14.2%	16.7%	25.9%	5
Total	$3,903	35.4%	5.6%	16.1%	26.9%	44

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (2 of 2)
As of September 30, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$40	15.5%	11.6%	10.4%	16.4%	2
2006	80	28.3%	—%	19.6%	32.4%	5
2007	794	37.3%	1.0%	22.5%	30.8%	11
2008	58	39.0%	49.6%	17.3%	23.7%	1
Total	$973	35.7%	4.2%	21.4%	30.0%	19

U.S. Subprime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$196	33.6%	17.3%	9.2%	27.6%	4
2006	2,583	17.9%	61.8%	20.1%	31.7%	4
2007	2,194	40.7%	9.8%	27.5%	40.7%	13
2008	74	52.5%	16.1%	22.7%	31.1%	1
Total	$5,047	28.9%	36.8%	22.9%	35.4%	22

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of September 30, 2013
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$3,348	71.6%	39.9%	3.2%	8.4%	159
AA	—	—%	—%	—%	—%	—
A	33	14.6%	45.4%	2.8%	4.0%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$3,381	71.0%	40.0%	3.2%	8.3%	160

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$361	100.0%	52.2%	56.3%
Total exposures	$361	100.0%	52.2%	56.3%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	September 30, 2013	December 31, 2012
U.S. public finance:
Infrastructure finance	$1,711	$1,695
General obligation	1,103	1,122
Municipal utilities	967	596
Tax backed	267	476
Transportation	242	245
Healthcare	51	58
Housing	17	2
Higher education	14	18
Other public finance	256	353
Total U.S. public finance	4,628	4,565
Non-U.S. public finance:
Infrastructure finance	1,255	1,923
Other public finance	371	370
Total non-U.S. public finance	1,626	2,293
Total public finance	$6,254	$6,858

U.S. structured finance:
RMBS	$7,938	$9,839
Pooled corporate obligations	1,996	2,873
Insurance securitizations	623	753
Consumer receivables	394	421
Commercial receivables	161	182
Structured credit	63	198
Other structured finance	132	132
Total U.S. structured finance	11,307	14,398
Non-U.S. structured finance:
Pooled corporate obligations	768	805
RMBS	220	220
Commercial receivables	8	16
Total non-U.S. structured finance	996	1,041
Total structured finance	$12,303	$15,439
Total BIG net par outstanding	$18,557	$22,297

1)
Under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in invested assets in the consolidated balance sheets. Such amounts totaled $218 million and $220 million in gross par outstanding as of September 30, 2013 and December 31, 2012, respectively.

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	September 30, 2013	December 31, 2012
Category 1
U.S. public finance	$3,154	$3,290
Non-U.S. public finance	1,001	2,293
U.S. structured finance	3,884	4,253
Non-U.S. structured finance	947	984
Total Category 1	8,986	10,820
Category 2
U.S. public finance	629	500
Non-U.S. public finance	625	—
U.S. structured finance	3,502	4,060
Non-U.S. structured finance	49	57
Total Category 2	4,805	4,617
Category 3
U.S. public finance	845	775
Non-U.S. public finance	—	—
U.S. structured finance	3,921	6,085
Non-U.S. structured finance	—	—
Total Category 3	4,766	6,860
BIG Total	$18,557	$22,297

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. In third quarter 2013, the Company refined the definitions of its BIG surveillance categories to be consistent with its new approach to assigning internal credit ratings. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

2)
Under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in other invested assets in the consolidated balance sheets. Such amounts totaled $218 million and $220 million in gross par outstanding as of September 30, 2013 and December 31, 2012, respectively.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2013
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating
Name or description
U.S. public finance:
Skyway Concession Company LLC	$1,134	BB
Jefferson County Alabama Sewer	464	D
Puerto Rico Aqueduct & Sewer Authority	384	BB+
Louisville Arena Authority Inc.	337	BB
Detroit (City of) Michigan	321	C+
San Joaquin Hills California Transportation	242	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	215	BB
Lackawanna County, Pennsylvania	180	BB-
Woonsocket (City of), Rhode Island	148	BB
Guaranteed Student Loan Transaction	143	B
Stockton City, California	119	D
Orlando Tourist Development Tax - Florida	118	B+
Harrisburg (City of) Pennsylvania General Obligation	92	B-
Xenia Rural Water District, Iowa	79	B
Rockland County New York	73	BB+
Guaranteed Student Loan Transaction	52	CCC
Bridgeview Village Illinois General Obligation	50	BB+
Total	$4,151

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$623	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	379	BB
Valencia Fair	259	BB-
Autovia de la Mancha, S.A.	146	BB-
Alte Liebe I Limited (Wind Farm)	80	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,543
Total	$5,694

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$568	$—	$568	CCC	0.0%	24.9%
MABS 2007-NCW	495	53	442	CCC	15.3%	53.2%
Option One 2007-FXD2	340	—	340	CCC	3.6%	29.2%
Private Residential Mortgage Transaction	332	—	332	CCC	2.9%	25.7%
Countrywide HELOC 2006-I	311	—	311	CCC	0.0%	2.8%
Deutsche Alt-A Securities Mortgage Loan 2007-3	292	—	292	B	0.1%	20.5%
Private Residential Mortgage Transaction	290	—	290	B	13.7%	24.9%
MortgageIT Securities Corp. Mortgage Loan 2007-2	278	—	278	B	3.2%	19.1%
Private Residential Mortgage Transaction	278	—	278	CCC	—	29.2%
Nomura Asset Accept. Corp. 2007-1	249	1	248	CCC	9.6%	25.6%
Private Residential Mortgage Transaction	220	—	220	B	0.0%	5.5%
Countrywide Home Equity Loan Trust 2007-D	193	—	193	CCC	0.0%	5.4%
Countrywide HELOC 2005-D	185	—	185	CCC	—%	60.3%
Countrywide Home Equity Loan Trust 2005-J	183	—	183	CCC	0.0%	4.1%
Soundview 2007-WMC1	177	—	177	CCC	0.0%	3.1%
Countrywide HELOC 2006-F	241	73	168	CCC	0.0%	3.1%
Countrywide HELOC 2007-B	150	—	150	CCC	0.0%	0.0%
Countrywide HELOC 2007-A	164	15	149	CCC	13.2%	27.8%
New Century 2005-A	147	—	147	CCC	5.4%	34.2%
GMACM 2004-HE3	146	—	146	CCC	19.3%	29.2%
AAA Trust 2007-2	264	127	137	CCC	0.0%	39.0%
Private Residential Mortgage Transaction	136	—	136	BB	0.0%	44.4%
IndyMac 2007-H1 HELOC	119	—	119	CCC	0.0%	2.4%
CSAB 2006-3	111	—	111	CCC	0.0%	6.2%
FHABS 2006-HE2 HELOC	98	—	98	BB	16.1%	31.1%
Countrywide HELOC 2005-C	87	—	87	CCC	0.0%	34.8%
Soundview Home Loan Trust 2008-1	75	2	73	CCC	0.0%	39.3%
American Home Mortgage Assets Trust 2007-4	68	—	68	CCC	—%	27.0%
CSAB 2006-2	70	10	60	CCC	0.0%	21.7%
MASTR Asset-Backed Securities Trust 2005-NC2	64	—	64	CCC	0.0%	33.9%
Taylor Bean & Whitaker 2007-2	79	22	57	CCC	—%	25.5%
Terwin Mortgage Trust 2005-16HE	57	—	57	CCC	0.3%	30.2%
CSMC 2007-3	59	8	51	CCC	—	5.0%
Terwin Mortgage Trust 2006-10SL	182	138	44	CCC	0.0%	6.2%
Renaissance (DELTA) 2007-3	144	131	13	CCC	0.0%	4.7%
Terwin Mortgage Trust 2007-6ALT	51	50	1	CCC	0.0%	34.6%
Total U.S. RMBS	$6,903	$630	$6,273

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Orkney Re II, Plc	$423	$—	$423	CCC	N/A
Taberna Preferred Funding IV, LTD	292	—	292	B-	22.1%
Taberna Preferred Funding III, LTD	268	—	268	CCC	16.8%
Alesco Preferred Funding XVI, LTD.	227	—	227	B+	15.5%
Taberna Preferred Funding II, LTD.	209	—	209	CCC	20.7%
Ballantyne Re Plc	500	300	200	CC	N/A
Alesco Preferred Funding XVII, LTD.	173	—	173	BB	25.8%
Trapeza CDO XI	153	—	153	BB-	39.8%
Taberna Preferred Funding VI, LTD	150	—	150	B-	15.4%
Attentus CDO I Limited	144	—	144	BB	40.3%
US Capital Funding IV, LTD	136	—	136	CCC	5.0%
Alesco Preferred Funding VII	125	—	125	BB+	39.4%
Alesco Preferred Funding VI	119	—	119	BB+	45.4%
NRG Peaker[1]	116	—	116	B	N/A
National Collegiate Trust Series 2007-4	73	—	73	CCC	N/A
National Collegiate Trust Series 2006-2	68	—	68	B	N/A
Conseco Finance Manufactured Housing Series 2001-2	67	—	67	CCC	15.3%
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	—	63	BB	N/A
GreenPoint 2000-4	52	—	52	CCC	4.1%
National Collegiate Trust Series 2007-3	50	—	50	CCC	0.0%
Private Whole Business Securitization	121	121	0	B	N/A
Subtotal other	$3,529	$421	$3,108
Subtotal U.S. structured finance	$10,432	$1,051	$9,381

Non-U.S. structured finance:

Gleneagles Funding LTD (1st Issue)	$229	$—	$229	BB	N/A
FHB 8.95% 2016	126	—	126	BB	N/A
OTP 10% 2012	88	—	88	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	80	—	80	BB	N/A
Private Pooled Corporate Transaction	81	—	81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	79	—	79	BB	N/A
Private Pooled Corporate Transaction	64	—	64	BB	N/A
Private Pooled Corporate Transaction	56	—	56	BB	N/A
Subtotal Non-U.S. structured finance	$803	$—	$803
Total	$11,235	$1,051	$10,184

1)
Under the terms of this credit derivative contract, the referenced obligation was delivered to the Company and recorded in invested assets in the consolidated balance sheets. Net par shown is net of $72 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2013
(dollars in millions)

50 Largest U.S. Public Finance Exposures

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$4,139	A+
California (State of)	3,357	A-
New York (City of) New York	3,112	AA-
Chicago (City of) Illinois	2,648	A-
Massachusetts (Commonwealth of)	2,552	AA
New York (State of)	2,408	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,159	A
Puerto Rico (Commonwealth of)	2,120	BBB-
Illinois (State of)	2,006	A-
Houston Texas Water and Sewer Authority	1,983	AA-
Los Angeles California Unified School District	1,947	AA-
Port Authority of New York and New Jersey	1,946	AA-
Wisconsin (State of)	1,838	A+
Philadelphia (City of) Pennsylvania	1,830	BBB
Pennsylvania (Commonwealth of)	1,745	AA-
Washington (State of)	1,716	AA
Chicago-O'Hare International Airport	1,661	A
New York MTA Transportation Authority	1,634	A
Chicago Illinois Public Schools	1,628	A-
Michigan (State of)	1,621	A+
New York City Municipal Water Finance Authority	1,569	AA
Illinois Toll Highway Authority	1,499	AA
Long Island Power Authority	1,481	A-
Miami-Dade County Florida School Board	1,461	A-
Arizona (State of)	1,436	A+
Atlanta Georgia Water & Sewer System	1,415	A-
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,319	AA-
Georgia Board of Regents	1,308	A
Massachusetts (Commonwealth of) Water Resources	1,304	AA
Metro Washington Airport Authority	1,271	A+
Philadelphia School District, Pennsylvania	1,248	A
Puerto Rico Highway and Transportation Authority	1,231	BBB
Pennsylvania Turnpike Commission	1,173	A-
Skyway Concession Company LLC	1,134	BB
California State University System Trustee	1,123	A+
North Texas Tollway Authority	1,095	A
District of Columbia	1,083	A+
Kentucky (Commonwealth of)	1,066	A+
Detroit Michigan Sewer	1,020	BBB
New York State Thruway Authority	1,015	A
New York State Thruway - Highway Trust Fund	1,000	AA-
San Diego County, California Water	974	AA
Louisiana (State of) Gas and Fuel Tax	971	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	965	AA
San Diego Unified School District, California	927	AA
Broward County Florida School Board	910	A+
Hartfield Atlanta International Airport	897	A
University of California Board of Regents	893	AA
Orlando-Orange County Expressway Authority, Florida	891	A+
Connecticut (State of)	876	A+
Total top 50 U.S. public finance exposures	$78,605

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2013
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	30.1%
Synthetic Investment Grade Pooled Corporate CDO	1,188	AAA	13.4%
Stone Tower Credit Funding	994	AAA	29.5%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	28.0%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	22.5%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.8%
Ares Enhanced Credit Opportunities Fund	594	AAA	34.4%
Deutsche Alt-A Securities Mortgage Loan 2007-2	568	CCC	0.0%
Eastland CLO, LTD	532	AAA	39.3%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Denali CLO VII, LTD.	503	AAA	19.5%
Private US Insurance Securitization	500	AA	N/A
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Shenandoah Trust Capital I Term Securities	484	A+	15.3%
Churchill Financial Cayman	467	AAA	N/A
SLM Private Credit Student Trust 2007-A	450	BBB-	36.2%
MABS 2007-NCW	442	CCC	16.6%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
Private Other Structured Finance Transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.5%
Grayson CLO	399	AAA	29.6%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.1%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
Synthetic Investment Grade Pooled Corporate CDO	379	AAA	14.2%
KKR Financial CLO 2007-1	379	AAA	51.7%
Fortress Credit Funding III	374	AAA	55.7%
Ares Enhanced Credit Opportunities Fund	369	AAA	34.4%
Symphony Credit Opportunities Fund	364	AAA	24.5%
Stone Tower CLO V	362	AAA	28.7%
SLM Private Credit Student Loan Trust 2006-C	356	BBB-	15.9%
Muir Grove CLO	345	AAA	21.6%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
Option One 2007-FXD2	340	CCC	3.6%
Private Residential Mortgage Transaction	332	CCC	2.9%
Countrywide HELOC 2006-I	311	CCC	0.0%
Cent CDO 15 Limited	307	AAA	18.1%
Centurion CDO 9	302	AAA	24.2%
Private Other Structured Finance Transaction	300	A+	N/A
Private Residential Mortgage Transaction	294	BBB	4.3%
Cent CDO 12 Limited	293	AAA	23.7%
Taberna Preferred Funding IV, LTD	292	B-	22.1%
Deutsche Alt-A Securities Mortgage Loan 2007-3	292	B	0.1%
Private Residential Mortgage Transaction	290	B	13.7%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
MortgageIT Securities Corp. Mortgage Loan 2007-2	278	B	3.2%
Private Residential Mortgage Transaction	278	CCC	—
Total top 50 U.S. structured finance exposures	$24,733
Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2013
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,385	A+
Thames Water Utility Finance PLC	1,452	A-
Sydney Airport Finance Company	1,403	BBB
Channel Link Enterprises Finance PLC	956	BBB
Southern Gas Networks PLC	871	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	798	BBB+
Capital Hospitals (Issuer) PLC	784	BBB-
Campania Region - Healthcare receivable	748	BBB-
Southern Water Services Limited	707	A-
Essential Public Infrastructure Capital II	705	AAA
International Infrastructure Pool	685	A-
International Infrastructure Pool	685	A-
International Infrastructure Pool	685	A-
Reliance Rail Finance Pty. Limited	623	BB
Central Nottinghamshire Hospitals PLC	557	BBB
Synthetic Investment Grade Pooled Corporate CDO	555	AAA
Verbund - Lease and Sublease of Hydro-Electric equipment	512	AAA
Scotland Gas Networks Plc (A2)	510	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	509	BBB
Envestra Limited	502	BBB
A28 Motorway	497	BBB
The Hospital Company (QAH Portsmouth) Limited	489	BBB
Integrated Accomodation Services PLC	480	BBB+
Octagon Healthcare Funding PLC	433	BBB
Taberna Europe CDO II PLC	427	BBB-
Total top 25 non-U.S. exposures	$18,958

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2013
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding (excluding loss mitigation bonds)
Ocwen Loan Servicing, LLC [1]	$4,063
Bank of America, N.A. [2]	3,124
Wells Fargo Bank NA	2,401
Specialized Loan Servicing, LLC	2,205
Select Portfolio Servicing, Inc.	668
JPMorgan Chase Bank	657
OneWest Bank Group LLC	338
Carrington Mortgage Services, LLC	327
First Horizon National Corporation	219
Doral Bank	95
Total top 10 U.S. residential mortgage servicer exposures	$14,097

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$464	AA-	WA
CHRISTUS Health	421	A+	TX
Methodist Healthcare, TN	420	A	TN
Catholic Health Initiatives	347	AA-	CO
Children's National Medical Center (DC)	342	A-	DC
Bon Secours Health System Obligated Group	323	A-	MD
Carolina HealthCare System	319	AA-	NC
Virtua Health - New Jersey	315	A+	NJ
Iowa Health System	313	A+	IA
Catholic Health Partners	313	A+	OH
Total top 10 U.S. healthcare exposures	$3,577

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended September 30, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of June 30, 2013	Economic Loss Development During 3Q-13(1)	(Paid) Recovered Losses During 3Q-13	Net Expected Loss to be Paid as of September 30, 2013
U.S. RMBS
First lien:
Prime first lien	$18	$3	$—	$21
Alt-A first lien	288	(85)	3	206
Option ARMs	(20)	25	2	7
Subprime first lien	274	38	(9)	303
Total first lien	560	(19)	(4)	537
Second lien:
Closed end seconds	(14)	—	1	(13)
HELOC	(97)	(42)	10	(129)
Total second lien	(111)	(42)	11	(142)
Total U.S. RMBS	449	(61)	7	395
TruPS	33	9	8	50
Other structured finance	158	(13)	(17)	128
U.S. public finance	71	44	68	183
Non-U.S. public finance	66	(1)	(12)	53
Subtotal	777	(22)	54	809
Other	(3)	—	—	(3)
Total	$774	$(22)	$54	$806

Rollforward of Net Expected Loss and LAE to be Paid for the Nine Months Ended September 30, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2012	Economic Loss Development During 2013(1)	(Paid) Recovered Losses During 2013	Net Expected Loss to be Paid as of September 30, 2013
U.S. RMBS
First lien:
Prime first lien	$6	$16	$(1)	$21
Alt-A first lien	315	(83)	(26)	206
Option ARMs	(131)	(92)	230	7
Subprime first lien	242	86	(25)	303
Total first lien	432	(73)	178	537
Second lien:
Closed end seconds	(39)	7	19	(13)
HELOC	(111)	(76)	58	(129)
Total second lien	(150)	(69)	77	(142)
Total U.S. RMBS	282	(142)	255	395
TruPS	27	7	16	50
Other structured finance	312	(39)	(145)	128
U.S. public finance	7	138	38	183
Non-U.S. public finance	52	13	(12)	53
Subtotal	680	(23)	152	809
Other	(3)	(10)	10	(3)
Total	$677	$(33)	$162	$806

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended September 30, 2013

	Future Net R&W Benefit at June 30, 2013	R&W Economic Loss Development During 3Q-13	R&W Recovered During 3Q-13	Future Net R&W Benefit at September 30, 2013
Financial guaranty insurance:
Prime first lien	$4	$(1)	$—	$3
Alt-A first lien	160	20	32	212
Option ARMs	277	39	(80)	236
Subprime first lien	108	7	—	115
Closed end seconds	102	1	(3)	100
HELOC	109	2	(56)	55
Subtotal	760	68	(107)	721

Credit derivatives:
Alt-A first lien	188	17	(48)	157
Option ARMs	16	1	—	17
Subtotal	204	18	(48)	174

Total	$964	$86	$(155)	$895

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Nine Months Ended September 30, 2013

	Future Net R&W Benefit at December 31, 2012	R&W Economic Loss Development During 2013	R&W Recovered During 2013	Future Net R&W Benefit at September 30, 2013
Financial guaranty insurance:
Prime first lien	$4	$(1)	$—	$3
Alt-A first lien	158	30	24	212
Option ARMs	574	206	(544)	236
Subprime first lien	109	6	—	115
Closed end seconds	138	(11)	(27)	100
HELOC	150	70	(165)	55
Subtotal	1,133	300	(712)	721

Credit derivatives:
Alt-A first lien	220	(6)	(57)	157
Option ARMs	17	—	—	17
Subtotal	237	(6)	(57)	174

Total	$1,370	$294	$(769)	$895

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Financial guaranty insurance:
Prime first lien	1	1	$38	$44
Alt-A first lien	18	19	1,220	1,467
Option ARMs	8	9	391	846
Subprime first lien	5	5	991	989
Closed end seconds	4	4	164	260
HELOC	6	7	436	549
Subtotal	42	45	3,240	4,155

Credit derivatives:
Alt-A first lien	7	7	2,387	2,706
Option ARMs	1	1	304	337
Subtotal	8	8	2,691	3,043

Total	50	53	$5,931	$7,198

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of September 30, 2013
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	3Q-13 Losses Incurred	2013 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$417	$3	$16	$19	$—	$—
Alt-A first lien	2,801	(39)	(18)	175	52	70
Option ARMs	632	26	(40)	42	38	40
Subprime first lien	1,983	38	87	213	1	94
Total first lien	5,833	28	45	449	91	204
Second lien:
Closed end seconds	150	2	21	3	47	34
HELOC	1,955	(28)	(43)	6	141	129
Total second lien	2,105	(26)	(22)	9	188	163
Total U.S. RMBS	7,938	2	23	458	279	367
TruPS	1,996	7	3	35	—	2
Other structured finance	2,369	(9)	(41)	98	5	36
U.S. public finance	4,628	44	119	178	48	57
Non-U.S. public finance	1,626	12	13	31	—	20
Subtotal	18,557	56	117	800	332	482
Other	—	—	(10)	2	5	—
Subtotal	18,557	56	107	802	337	482
Effect of consolidating FG VIEs	—	(10)	(25)	(96)	(88)	(109)
Total	$18,557	$46	$82	$706	$249	$373

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$601	$167	$768	$275		$493
Ceded	59	3	62	26	(3)	36
Net	$542	$164	$706	$249		$457

1)
Under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in other invested assets in the consolidated balance sheets. Such amounts totaled $218 million and $220 million in gross par outstanding as of September 30, 2013 and December 31, 2012, respectively.

2)	Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3)	Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

			Year Ended December 31,
	As of and for Nine Months Ended September 30, 2013		2012	2011	2010	2009
GAAP Summary Income Statement Data
Net earned premiums	$570		$853	$920	$1,187	$930
Net investment income	286		404	396	361	262
Realized gains and other settlements on credit derivatives	(44)		(108)	6	153	164
Total expenses	306		822	776	776	808
Income (loss) before income taxes	653		132	1,029	534	109
Net income (loss) attributable to Assured Guaranty Ltd.	459		110	773	484	82
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	2.43		0.57	4.16	2.56	0.63

GAAP Summary Balance Sheet Data
Total investments and cash	$10,866		$11,223	$11,314	$10,849	$11,013
Total assets	16,354		17,242	17,709	19,370	16,449
Unearned premium reserve	4,676		5,207	5,963	6,973	8,381
Loss and LAE reserve	601		601	679	574	300
Long-term debt	819		836	1,038	1,053	1,066
Shareholders’ equity attributable to Assured Guaranty Ltd.	4,834		4,994	4,652	3,670	3,455
Book value attributable to Assured Guaranty Ltd. per share	26.53		25.74	25.52	19.97	18.76

Non-GAAP Financial Measures
Operating income	$475		$535	$601	$655	$278
Operating income per diluted share	2.51		2.81	3.24	3.46	2.15
Adjusted book value	9,029		9,151	8,987	8,989	8,887
PVP	74		210	243	363	640

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$709,643		$780,356	$844,447	$926,698	$958,037
Gross debt service outstanding (end of period)	757,578		833,098	939,914	1,029,540	1,094,809
Net par outstanding (end of period)	473,370		518,772	556,830	616,686	640,194
Gross par outstanding (end of period)	502,848		550,908	613,124	680,803	726,701

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$684,240		$756,044	$828,327	$904,686	$941,965
Gross debt service outstanding (end of period)	730,497		807,420	916,501	1,003,651	1,072,811
Net par outstanding (end of period)	449,795		496,237	541,882	598,398	626,046
Gross par outstanding (end of period)	477,728		527,126	593,072	659,320	709,558

Consolidated qualified statutory capital	6,015		5,943	5,688	4,915	4,841
Consolidated policyholders' surplus and reserves	10,288		10,288	10,626	10,247	10,409

Ratios:
Net par outstanding to qualified statutory capital	75	:1	83:1	95:1	122:1	129:1
Capital ratio(2)	114	:1	127:1	145:1	184:1	195:1
Financial resources ratio(2)	57	:1	61:1	65:1	72:1	72:1

Gross debt service written:
Public finance - U.S.	$9,731		$25,252	$26,630	$48,990	$87,940
Public finance - non-U.S.	477		40	208	51	894
Structured finance - U.S.	297		623	1,731	2,962	2,501
Structured finance - non-U.S.	—		—	—	—	—
Total gross debt service written	$10,505		$25,915	$28,569	$52,003	$91,335

Net debt service written	$10,342		$25,915	$28,569	$52,003	$91,335
Net par written	6,485		16,816	16,892	30,759	49,759
Gross par written	6,485		16,816	16,892	30,759	49,921

1)	Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure net of reinsurance cessions. Unless otherwise indicated, net par outstanding amount excludes loss mitigation bonds. See below for additional information.

Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

In third quarter 2013, the Company changed the manner in which it presents par outstanding and debt service in two ways. First, the Company had included securities purchased for loss mitigation purposes both in its invested assets portfolio and its financial guaranty insured portfolio. Beginning with third quarter 2013, the Company will be excluding such loss mitigation securities from its disclosure about its financial guaranty insured portfolio (unless otherwise indicated) because it manages such securities as investments and not insurance exposure. It has taken this approach as of both September 30, 2013 and December 31, 2012. This reduces its BIG net par as of September 30, 2013 by $264 million from what it would have been without the change. Second, the Company refined its approach to its internal credit ratings and surveillance categories, which resulted in the upgrade of $25 million from BIG to investment grade. Please refer to "Refinement of Approach to Internal Credit Ratings and Surveillance Categories" in note 3, Outstanding Exposure, of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 for additional information.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to restatement or correction:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2012.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)
Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management and the board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or selling Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com